EXHIBIT 21.1
Significant Subsidiaries of the Registrant
The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2010 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or
Jurisdiction
Name	of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs Parentis Limited	Cayman Islands
Goldman Sachs Services Limited	British Virgin Islands
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Scadbury UK Limited	United Kingdom
Scadbury Funding Limited	Cayman Islands
Scadbury II Assets Limited	Cayman Islands
Killingholme Generation Limited	United Kingdom
KPL Finance Limited	Cayman Islands
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Financial Products I Limited	Cayman Islands
Goldman Sachs Asset Management International	United Kingdom
Forres LLC	Delaware
Forres Investments Limited	Cayman Islands
Shire UK Limited	United Kingdom
GS Funding Management Limited	Cayman Islands
GS Funding Investments Limited	Cayman Islands
GS Financial Services L.P. (Del)	Delaware
Landpro Investments (Delaware) L.L.C.	Delaware
Baekdu Investments Limited	Cayman Islands
JLQ LLC	Cayman Islands
Jupiter Investment Co., Ltd.	Japan
GK Blue Square	Japan
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
GS Hony Holdings I Ltd.	Cayman Islands
Triumph II Investments (Ireland) Limited	Ireland
Tiger Strategic Investments Ltd	Mauritius
Panda Investments Ltd	Mauritius
GS Strategic Investments Limited	Mauritius
GS (Asia) L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
MLT Investments Ltd.	Mauritius

State or
Jurisdiction
Name	of Entity
Goldman Sachs Strategic Investments (Asia) L.L.C.	Delaware
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
GS Macro Investments LLC	Delaware
GS Macro Investments II, LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
ELQ Investors, Ltd	United Kingdom
GS European Opportunities Fund B.V.	Netherlands
GS European Strategic Investment Group B.V.	Netherlands
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
William Street Equity LLC	Delaware
William Street Funding Corporation	Delaware
GSCP (DEL) INC.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
Litton Mortgage Servicing, LLC	Utah
Litton Loan Servicing LP	Delaware
GSTM LLC	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
Amagansett Funding Limited	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Investment Strategies, LLC	Delaware
GSEM (DEL) INC.	Delaware
GSEM (DEL) Holdings, L.P.	Delaware
GSEM BERMUDA HOLDINGS, L.P.	Bermuda
GSEM (DEL) LLC	Delaware
GS Equity Markets, L.P.	Bermuda
HULL TRADING ASIA LIMITED	Hong Kong
Goldman Sachs LLC	Mauritius
Goldman Sachs Venture LLC	Mauritius
GSIP HOLDCO A LLC	Delaware
Special Situations Investing Group, Inc.	Delaware
GS Mortgage Derivatives, Inc.	Delaware
GS India Holdings L.P.	Delaware
Goldman Sachs Investments (Mauritius) I Limited	Mauritius

State or
Jurisdiction
Name	of Entity
Goldman Sachs Ireland Group Holdings LLC	Delaware
Goldman Sachs Ireland LLC	Delaware
Goldman Sachs Ireland Group Limited	Ireland
Goldman Sachs Ireland Holdings Limited	Ireland
Goldman Sachs Bank (Europe) PLC	Ireland
GSFS Investments I Corp.	Delaware
GS Direct, L.L.C.	Delaware
GS Direct Pharma Limited	Mauritius
Commonwealth Annuity And Life Insurance Company	Massachusetts
Goldman Sachs Specialty Lending Holdings, Inc. II	Delaware
Goldman Sachs Specialty Lending CLO-I, Ltd.	Cayman Islands
GS Power Holdings LLC	Delaware
Mitsi Holdings LLC	Delaware
Metro International Trade Services LLC	Delaware
MLQ INVESTORS, L.P.	Delaware
ENDEAVOR CAYMAN LTD.	Cayman Islands
ENDEAVOR PRIVATE FUND CO., LTD.	Japan